EXHIBIT 23.2

A. M. PEISCH & COMPANY, LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Community Bancorp. of our report dated January 10, 2003 with respect to the consolidated statements of income, stockholders' equity, and cash flows of Community Bancorp. and Subsidiaries for the year ended December 31, 2002, which report is referred to in the Annual Report on Form 10-K of Community Bancorp. for the year ended December 31, 2004.

/s/ A.M. Peisch & Company, LLP

July 28, 2005
St. Johnsbury, Vermont
VT Reg. No. 92-0000102

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